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                                                                  Exhibit (j)(2)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 49 to the Registration Statement (Form N-1A, No. 2-92665) of Excelsior Funds, Inc. and to the incorporation by reference of our reports dated May 7, 2004 on the Large Cap Growth Fund. Small Cap Fund, Value and Restructuring Fund, and Managed Income Fund (portfolios of Excelsior Funds, Inc.) included in the Annual Reports to Shareholders for the fiscal year ended March 31, 2004.

                                                              ERNST & YOUNG LLP

Boston, Massachusetts
July 26, 2004